UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2010

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

435 Devon Park Drive
Building 500,
Wayne, PA, 19087
USA
(Address of principal executive offices, including zip code)

484-588-5400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2009, on December 16, 2009 Encorium Oy, Encorium Group, Inc.'s (the "Company") wholly-owned Finnish subsidiary, entered into a three year term loan facility in the amount of EURO 700,000 with Finnvera plc, a specialized financing company owned by the Finnish state ("Finnvera").

Interest on the Finnvera loan facility was originally set at 6-month Euribor, plus 2.35% with interest and principal payments originally payable every six months until December 16, 2012, with the first installment due on June 16, 2010.  By amendments dated June 23, 2010, December 16, 2010 and April 8, 2011 the term of the Finnvera loan facility was extended by 12 months to December 16, 2013 with the first installment moved to December 16, 2011.  Interest on the Finnvera loan facility was also modified to 6-month Euribor, plus 4.0%.

In addition, as previously disclosed, as collateral for the Finnvera loan facility Ilari Koskelo, a current substantial stockholder in the Company, pledged personal property.  As previously disclosed on a Current Report on Form 8-K filed with the Commission on January 6, 2102, on December 30, 2010 Mr. Koskelo was granted 71,094 shares of the Company’s common stock in consideration for the pledge. This grant was reversed on August 9, 2010.

See Item 2.03 to this Current Report which is incorporated into this Item 1.01 in its entirety.

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed on a Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 23, 2010, August 8, 2010, and August 10, 2010, Encorium Oy and Mr. Koskelo were parties to a Promissory Note dated as of July 29, 2010 pursuant to which Encorium Oy borrowed 1,100,000 EURO from Koskelo (the “July Promissory Note”).  In addition, on May 17, 2010 Encorium Oy borrowed 200,000 EURO from Mr. Koskelo (the “May Promissory Note”, together with the July Promissory Note, the “1,300,000 EURO Notes”).  On October 14, 2010 Encorium Oy assigned all of the obligations and liabilities under the 1,300,000 EURO Notes to the Company.  In connection with the Company’s Rights Offering which closed on October 15, 2010, Mr. Koskelo exercised rights to purchase 1,015,000 shares of the Company’s common stock.  In lieu of cash consideration for the exercise, Mr. Koskelo agreed to cancel the outstanding aggregate 1,300,000 EURO principal amount of the 1,300,000 EURO Notes due from the Company to Mr. Koskelo, pursuant to a Loan Conversion Agreement in the form attached hereto as Exhibit 10.2 (the “Loan Conversion Agreement”).

The amount of accrued interest under the 1,300,000 EURO Notes as of October 15, 2010 was 16,235.83 EURO (the “Outstanding Interest”).  As of October 15, 2010 Mr. Koskelo agreed to accept in full satisfaction of the Outstanding Interest 13,071 shares of unregistered stock of the Company pursuant to the Loan Conversion Agreement.

See Item 1.01 to this Current Report which is incorporated into this Item 1.02 in its entirety

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2010 the Company entered into a Promissory Note in the principal amount of $184,845 (the “October Promissory Note”) with Mr. Koskelo.  As of October 15, 2010, Mr. Koskelo agreed to accept in full satisfaction of the $184,845 outstanding principal amount due under the October Promissory Note, 105,625 shares of unregistered stock of the Company pursuant to the Loan Conversion Agreement.

The foregoing description is qualified in its entirety by reference to the Promissory Note dated October 15, 2010, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

As described in Item 1.01, which is incorporated herein by reference, on May 17, 2010, Encorium Oy entered into the May Promissory Note with Mr. Koskelo. The Promissory Note bears interest at the rate of five per cent (5.0%) per annum on the unpaid principal until August 31, 2010 and seven per cent (7.0%) per annum on the unpaid principal from September 1, 2010 onwards.  The principal amount is payable on demand after September 1,2 010 in one installment or according to a separately agreed payment schedule. Interest is payable quarterly beginning September 1, 2010. As described in Item 1.01 the principal and interest of the May Promissory Note was converted to shares of common stock of the Company as of October 15, 2011.

The foregoing description is qualified in its entirety by reference to the Promissory Note dated May 17, 2010, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.    Unregistered Sales of Equity Securities

As described in Item 1.01, which is incorporated herein by reference, on October 15, 2010, the Company issued Mr. Koskelo 105,625 unregistered shares of the Company as consideration and in full satisfaction of the $184,845 outstanding principal amount due under the October Promissory Note.  In addition, on October 15, 2010 the Company issued Mr. Koskelo 13,071 unregistered shares of the Company as consideration and in full satisfaction of the 16,235.83 EURO owed to Mr. Koskelo under the EURO 1,300,000 Promissory Note.

The shares of unregistered common stock issued were issued in reliance upon the exemption from registration under the Securities Act of 1933 (the "Act") provided by Section 4(2) of the Act. The unregistered shares issued are subject to applicable securities laws relating to any disposition of the shares, including, without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act.

 Item 9.01. Financial Statements and Exhibits

Exhibits

10.1 Description of Finnvera Loan Modifications

10.2 Form of Loan Conversion Agreement

10.3 Promissory Note dated October 15, 2010

10.4 Promissory Note dated May 17, 2010

Encorium Group, Inc.

Dated May 3, 2011	By:	/s/ Kai Lindevall
Kai Lindevall
Chief Executive Officer